EXHIBIT 99.1


3D SYSTEMS


                                  NEWS RELEASE


                                                         FOR IMMEDIATE RELEASE




    3D SYSTEMS TO HOLD CONFERENCE CALL TO DISCUSS FOURTH QUARTER 2002 RESULTS



     VALENCIA, Calif., January 14, 2003 - 3D Systems Corp. (Nasdaq:TDSC - News) will hold a conference call to discuss fourth quarter 2002 and full year 2002 results on Wednesday, February 19, 2003 at 6:30 am PST.

     "Though it is not 3D Systems' policy to provide guidance prior to the release of quarterly results, given the timing of our scheduled earnings release to allow for the completion of our year-end audit, we would like to confirm the guidance provided in the third quarter 2002 news release and conference call. Despite a continued difficult operating environment, the Company expects to record revenues of between $33 million and $34 million for the fourth quarter of 2002 and to show a return to profitability," stated Brian K. Service, chief executive officer.

     To access the call on February 19, dial 877/613-8341 or 706/679-7620 internationally. A recording will be available two hours after the completion of the call for 72 hours. To access the recording, dial 800/642-1687 or 706/645-9291 internationally and enter 7507161, the conference call ID number.

ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems, the solid imaging companySM, provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(TM) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).



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     3D Systems is the originator of the ADM (Advanced Digital ManufacturingSM)
solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

     Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts. More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.

Note to editors: Advanced Digital Manufacturing and the solid imaging company are service marks; si2 is a trademark; and ThermoJet, SLA, SLS, Keltool and the 3D logo are registered trademarks of 3D Systems Inc.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the funding of amounts of capital adequate to provide for the working capital needs of the company; actions of competitors and customers; the company's ability to successfully design and produce new products; customer acceptance of new products; the company's ability to enter into successful relationships with new customers to fully exploit its products; the company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the company's filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements.

_______________
CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Self & Associates
Trudy Self, (909) 336-5685
tmself@aol.com